                            NOTE PURCHASE AGREEMENT


                                    between


                           TRANSTEXAS GAS CORPORATION



                                      and


                      TCW SHARED OPPORTUNITY FUND II, L.P.


                                      and


                           JEFFERIES & COMPANY, INC.,



                                  dated as of


                                  May 10, 1996

                               TABLE OF CONTENTS

                                                                        Page
SECTION 1. PURCHASE AND SALE OF NOTES..................................   1
      1.1  Issue of Notes..............................................   1
      1.2  Purchase and Sale of Notes..................................   1
      1.3  Registration of Notes.......................................   3
      1.4  Delivery Expenses...........................................   4
      1.5  Issue Taxes.................................................   4
      1.6  Direct Payment..............................................   4
      1.7  Lost, Etc. Notes............................................   5
      1.8  Indemnification.............................................   5
      1.9  Further Actions.............................................   7

SECTION 2. CLOSING CONDITIONS..........................................   8
      2.1  Delivery of Documents.......................................   8
      2.2  Legal Investment; Purchase Permitted by Applicable Laws.....  10
      2.3  Payment of Fees and Reimbursement of Expenses...............  10
      2.4  Compliance with Agreements..................................  10
      2.5  Representations and Warranties..............................  10
      2.6  No Event of Default.........................................  10
      2.7  Proceedings Satisfactory....................................  11

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............  11
      3.1  Authorization; Capitalization...............................  11
      3.2  No Violation or Conflict; No Default........................  11
      3.3  Use of Proceeds.............................................  12
      3.4  No Material Adverse Change; Financial Statements............  12
      3.5  Full Disclosure.............................................  13
      3.6  Third Party Consents........................................  13
      3.7  Private Offering............................................  13
      3.8  Governmental Regulations....................................  14
      3.9  No Brokers..................................................  14
      3.10 Solvency....................................................  14
      3.11 Litigation..................................................  14
      3.12 Compliance with Laws, etc. .................................  15
      3.13 Taxes.......................................................  15
      3.14 Environmental Matters.......................................  15
      3.15 Employee Benefits...........................................  17
      3.16 Transition Report...........................................  17
SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.  17
      4.1  Purchase for Own Account....................................  17

                                                                         Page
      4.2  Authorization...............................................  18
      4.3  Notes Restricted............................................  18
      4.4  ERISA.......................................................  19
      4.5  Agreement Binding on Future Holders.........................  19
      4.6  Brokers.....................................................  20

SECTION 5. COVENANTS...................................................  20
      5.1  Payment of Notes............................................  20
      5.2  Financial Statements and Reports............................  20
      5.3  Compliance Certificate......................................  23
      5.4  Limitation on Restricted Payments...........................  23
      5.5  Limitation on Additional Debt and Issuance of Disqualified
            Capital Stock..............................................  24
      5.6  Limitation on Transactions With Related Persons.............  25
      5.7  Limitation on Liens.........................................  25
      5.8  Limitation on Asset Sales...................................  26
      5.9  Limitations on Restricting Subsidiary Dividends.............  26
      5.10 Stay, Extension and Usury Laws..............................  27
      5.11 Corporate Existence; Merger; Successor Corporation..........  27
      5.12 Same Business...............................................  28
      5.13 Payment of Taxes and Other Claims...........................  28
      5.14 Limitation on Status as Investment Company or Public
             Utility Company...........................................  29
      5.15 Insurance...................................................  29
      5.16 Restriction on Sale and Issuance of Subsidiary Stock........  29
      5.17 Employee Plans..............................................  29
      5.18 ERISA Notices...............................................  30
      5.19 Inconsistent Agreements.....................................  31
      5.20 Compliance with Laws; Maintenance of Licenses...............  31
      5.21 Inspection of Properties and Records........................  31
      5.22 Separate Existence and Formalities..........................  32
      5.23 Maintenance of Office or Agency.............................  33
      5.24 Information to the Purchasers...............................  33
      5.25 Certificates of Designation.................................  33
      5.26 Ownership of Subsidiaries...................................  33
      5.27 Limitation on Capital Expenditures..........................  34
      5.28 Maintenance of Interest Reserve Account.....................  34

SECTION 6. REDEMPTION..................................................  34
      6.1  The Company's Right to Redeem...............................  34
      6.2  Selection of Notes to Be Redeemed...........................  35
      6.3  Notice of Redemption........................................  35

                                                                         Page

      6.4  Effect of Notice of Redemption..............................  36
      6.5  Payment of Redemption Price.................................  36

SECTION 7. DEFAULTS AND REMEDIES.......................................  36
      7.1  Events of Default...........................................  36
      7.2  Acceleration of Notes; Remedies.............................  38
      7.3  Premium on Acceleration.....................................  39
      7.4  Other Remedies..............................................  39
      7.5  Waiver of Past Defaults.....................................  39
      7.6  Rights of Holders to Receive Payment........................  39
      7.7  Undertaking for Costs.......................................  39
SECTION 8. AMENDMENTS AND WAIVERS......................................  40
      8.1  With Consent of Holders.....................................  40
      8.2  Revocation and Effect of Consents...........................  41
      8.3  Notation on or Exchange of Notes............................  41
      8.4  Payment of Expenses.........................................  42
SECTION 9. DEFINITIONS.................................................  42
      9.1  Definitions.................................................  42
      9.2  Rules of Construction.......................................  50

SECTION 10. MISCELLANEOUS..............................................  51
      10.1  Notices....................................................  51
      10.2  Successors and Assigns.....................................  52
      10.3  Counterparts...............................................  52
      10.4  Headings...................................................  52
      10.5  Governing Law..............................................  52
      10.6  Entire Agreement...........................................  53
      10.7  Severability...............................................  53
      10.8  Further Assurances.........................................  53
      10.9  Disclosure of Financial Information........................  53
      10.10 Maintenance of Confidentiality.............................  53

Schedule 1.2 - Bank Accounts
Schedule 5.23 - Office or Agency of the Company
Annex A - Form of Note
Annex B - Opinion Matters (Counsel for the Company)
Annex C - Opinion Matters (New York Counsel for the Company)
Annex D - Opinion Matters (Counsel for the Purchasers)
Annex E - Properties that are the subject of the Koch I Production Payment

                            NOTE PURCHASE AGREEMENT

          This Note Purchase Agreement dated as of May 10, 1996 (this

"Agreement"), is entered into by and between TransTexas Gas Corporation, a
 ---------
Delaware  corporation (the "Company"), and TCW Shared Opportunity Fund II, L.P.,
                            -------
a Delaware limited partnership ("TCW"), and Jefferies & Company, Inc., a
                                 ---
Delaware corporation ("Jefferies").  TCW and Jefferies are referred to
                       ---------
collectively herein as the "Purchasers."
                            ----------

          Certain capitalized terms used herein are defined in  Section 9.1.

          In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.  PURCHASE AND SALE OF NOTES
            --------------------------

1.1  Issue of Notes
     --------------

          (a) On or before the Closing, the Company will have authorized the issue and sale to the Purchasers, of up to $15,750,000 aggregate principal amount of its 13 1/3% Senior Notes due August 1, 1996 (the "Notes").
                                                         -----

          (b) The Notes shall be substantially in the form attached hereto as Annex A and shall include such notations, legends or endorsements set forth therein or required by law. The Notes will be in the principal amount of $100,000 (except in the case of redemptions where the aggregate principal amount remaining after any such redemption is less than $100,000) or integral multiples of $10,000 in excess thereof. Each Note shall be dated the date of its issuance. Subject to Section 1.7, the aggregate principal amount of the Notes outstanding at any one time may not exceed $15,750,000. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

1.2  Purchase and Sale of Notes
     --------------------------

          (a) Purchase and Sale of Original Notes.  Subject to the terms and
              -----------------------------------
conditions set forth herein and in reliance on the representations and warranties of each of the Purchasers contained or incorporated herein, at the Closing, the Company shall sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained or incorporated herein, TCW shall purchase, a Note or Notes (in the denominations specified by TCW) in an aggregate principal amount of $4,620,000, for an aggregate purchase price equal to $4,400,000, and Jefferies shall purchase, a Note or Notes (in the denominations specified by Jefferies) in an aggregate principal amount of $2,310,000, for an aggregate purchase price equal to $2,200,000. The

Notes that shall be purchased and sold pursuant to this Section 1.2(a) shall be dated the Closing Date and are referred to collectively herein as the "Original
                                                                      ---------
Notes".
- - -------

          (b) Closing.  The purchase and sale of the Original Notes shall take
              -------
place at a closing (the "Closing") at the offices of Skadden, Arps, Slate,
                         -------
Meagher & Flom, 1600 Smith Street, Suite 4460, Houston, Texas 77002, at 10:00 a.m. on May 10, 1996 or such other Business Day and time as may be agreed upon by the Purchasers and the Company (the "Closing Date"). At the Closing, the
                                        ------------
Company shall deliver to each of the Purchasers the Original Notes to be purchased by it (in such permitted denomination or denominations and registered in the name of such Purchaser or the name of such nominee or nominees as such Purchaser may request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or federal funds bank wire transfer of same day funds to the Company's bank account identified on Schedule 1.2 hereto.
                                                  ------------

          (c) Additional Notes.  Within one Business Day subsequent to the
              ----------------
satisfaction of all the conditions set forth below in this Section 1.2(c), TCW shall purchase, a Note or Notes (in the denominations specified by TCW) in an aggregate principal amount of $5,880,000, for an aggregate purchase price equal to $5,600,000, and Jefferies shall purchase, a Note or Notes (in the denominations specified by Jefferies) in an aggregate principal amount of $2,940,000, for an aggregate purchase price equal to $2,800,000; provided, however, that neither of the Purchasers shall have any obligation to purchase any of such Notes, unless all of the following conditions have been met within five days subsequent to the consummation of the Koch I Production Payment:

               (1) The Net Proceeds to the Company from the Koch I Production Payment (less the amount of such Net Proceeds that are used to terminate the existing dollar-denominated production payment burdening the properties that are the subject of the Koch I Production Payment) shall not be less than $6,600,000.

               (2) All obligations due pursuant to the Settlement and the Judgement shall have been paid in full.

The Notes that may be purchased and sold pursuant to this Section 1.2(c) shall be dated the Additional Notes Closing Date and are referred to collectively herein as the "Additional Notes."
               ----------------


          (d) Additional Notes Closing.  The purchase and sale of the Additional
              ------------------------
Notes shall take place at a closing (the "Additional Notes Closing") at the
                                          ------------------------
offices of Skadden, Arps, Slate, Meagher & Flom, 1600 Smith Street, Suite 4460, Houston, Texas 77002 on such Business Day (the "Additional Notes Closing Date")
                                                -----------------------------
and at such time as shall be agreed upon by the Purchasers and the Company. At the Additional Notes Closing, the Company shall deliver to each of the Purchasers the Additional Notes to be purchased by it (in such permitted denomination or denominations and registered in the name of such Purchaser or the name of such nominee or nominees as such Purchaser may request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or federal funds bank wire transfer of same day funds to the Company's bank account identified on Schedule 1.2 hereto.
              ------------

          (e) Payment and Reimbursement of Expenses.  The Company shall pay all
              -------------------------------------
expenses incurred by it, including without limitation, counsel's fees and accountants' fees, incurred by it in connection with the transactions contemplated by this Agreement. Regardless of whether any Notes are sold, at the Closing and at such other time as each of the Purchasers shall request, the Company shall reimburse such Purchaser, by intra-bank or federal funds bank wire transfer of same day funds to such Purchaser's bank account identified on

Schedule 1.2 hereto, for all reasonable out-of-pocket expenses relating to this
- - ------------
Agreement, including without limitation:

               (1) such Purchaser's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, travel and lodging expenses;

               (2) the reasonable fees and other out-of-pocket charges and expenses of such Purchaser's counsel, in connection with this Agreement;

               (3) such Purchaser's out-of-pocket expenses (including without limitation, the reasonable fees and expenses of such Purchaser's counsel) relating to any amendment to, or modification of, or any waiver or consent or presentation of rights under, this Agreement; and

               (4) all other expenses, including without limitation, counsel's fees and accountants' fees incurred by such Purchaser in connection with the transactions contemplated by this Agreement.

1.3  Registration of Notes
     ---------------------

          The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "Note Register"). The names
                                                     -------------
and addresses of the Holders of Notes, the transfer of Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

          The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 1.3. Payment of or on account of the Principal and interest on any registered Notes shall be made to or upon the written order of such registered holder.

          When Notes are presented to the Company, duly endorsed or accompanied with a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the registered Holder of such Note requesting the Company to register the transfer of such Notes or to exchange such Notes for an equal Principal amount of Notes of other authorized denominations, the Company shall register the transfer or make the exchange as requested, if its reasonable requirements for such transaction are met (including, without limitation, a restatement, on and as of the date of transfer with respect to the transferee, of the covenants, representations and warranties of Section 4).

1.4  Delivery Expenses
     -----------------

          If a Holder surrenders any Note to the Company for any reason, the Company shall pay the cost of delivering to such Holder's home office or to the office of such Holder's designee from the Company, insured to such Holder's satisfaction, the surrendered Note and each Note issued in substitution, replacement or exchange for, or upon conversion of, the surrendered Note.

1.5  Issue Taxes
     -----------

          The Company shall pay all taxes (other than taxes in the nature of income, franchise or gift taxes) and governmental fees in connection with the issuance, sale, delivery or transfer by the Company to each Holder of the Notes and will save such Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes and fees. The obligations of the Company under this Section 1.5 shall survive the payment or prepayment of the Notes, at maturity, upon redemption or otherwise, and the termination of this Agreement.


1.6  Direct Payment
     --------------

          (a) The Company will pay or cause to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 12:00 Noon, New York time), by federal funds bank wire transfer in same day funds to each Holder's account in any bank in the State of New York as may be designated and specified in writing by such Holder at least two Business Days prior thereto. The initial bank account of each of the Purchasers for this purpose is identified on Schedule 1.2.

          (b) Notwithstanding anything to the contrary contained in the Notes, if any Principal amount payable with respect to a Note is payable, at maturity, upon redemption or otherwise, on a Legal Holiday, then the Company shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount, provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount.

1.7  Lost, Etc. Notes
     ----------------

          If a mutilated Note is surrendered to the Company or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Note if the Company's reasonable and customary requirements relating to replacement Notes are reasonably satisfied. If required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company, to protect the Company, from any loss which it may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

          Every replacement Note is an obligation of the Company.

1.8  Indemnification
     ---------------

          In addition to all other sums due hereunder or provided for in this Agreement and any and all obligations of the Company to indemnify TCW and Jefferies hereunder, the Company hereby agrees to indemnify TCW and Jefferies, each Affiliate of TCW or Jefferies and each director, officer, employee, counsel, agent or representative of TCW or Jefferies and their respective Affiliates (collectively, the "Indemnified Parties") against, and hold it and
                               -------------------
them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, reasonable out-of-pocket costs (including, without limitation, reasonable attorneys' fees and reasonable out-of-pocket disbursements) and reasonable out-of-pocket expenses, including expenses of investigation (collectively, "Losses"), incurred by it or them and arising out of or in
                ------
connection with this Agreement or the transactions contemplated hereby (or any other document or instrument executed herewith or pursuant hereto), regardless of whether the transactions contemplated by this Agreement are consummated and regardless of whether any Indemnified Party is a formal party to any proceeding; provided, however, that the Company shall not be liable to any Indemnified Party for any Losses to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose from the gross negligence, willful misconduct, bad faith or violation of law of such Indemnified Party, which was not taken by such Indemnified Party in reliance upon any of the representations, warranties, covenants or promises of the Company herein (including, without limitation, those incorporated by reference herein), including (without limitation) the certificates delivered by the Company pursuant hereto. The Company shall reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party (regardless of whether it is or may be ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). Prior to reimbursing any Indemnified Party for any Losses pursuant to this Section 1.8, the Company may require such Indemnified Party to provide a written undertaking to reimburse the Company if it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party was not entitled to indemnification pursuant to this Section 1.8 or otherwise. The obligations of the Company to each Indemnified Party hereunder shall be separate obligations and the Company's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Company under this
Section 1.8 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, any transfer of the Notes by TCW or Jefferies and the termination of this Agreement and the Notes for a period not to exceed the statute of limitations period applicable to such Loss.

          In addition, the Company shall without limitation as to time, indemnify, reimburse, defend, and hold harmless the Indemnified Parties for, from, and against all Losses asserted against, resulting to, imposed on, or incurred by any of the Indemnified Parties, directly or indirectly, in connection with any of the following: (i) any environmental matters identified or described in the Transition Report; (ii) any pollution or threat to human health or the environment that is related in any way to the Company's or its Subsidiaries or any Person's for whom any of the foregoing are or may be responsible by law or contract, management, use, control, ownership or operation of the business or property in connection with the business of any of the foregoing, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, regardless of whether the pollution or threat to human health or the environment, or any such Environmental Liability, is described in the Transition Report; (iii) any Environmental Liability against any Person whose liability for such Environmental Liability the Company or its Subsidiaries has assumed or retained, either contractually or by operation of law, including without limitation any pollution or threat to human health or the environment, or any federal, state, local or foreign approvals; or (iv) the breach of any environmental representation or warranty set forth or incorporated by reference herein; provided, however, that the Company shall not be liable to any Indemnified Party for any Losses to the extent such Losses arose from the gross negligence, wilful misconduct, bad faith or violation of law of such Indemnified Party.

          In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and out-of-pocket expenses incurred in connection with the defense thereof. The failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced the Company. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless: (i) the Company has agreed to pay such expenses; or (ii) the Company has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and the Company or an Affiliate of the Company, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the Company or such Affiliate or (y) a conflict of interest exists or could reasonably be expected to exist if such counsel represents such Indemnified Party and the Company or its Affiliate; provided that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in clause (i), (ii) or (iii) above, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company; provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and out-of-pocket expenses of more than one such firm of separate counsel (in addition to any reasonably requested local counsel), which counsel shall be designated by the Company. The Company shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Company shall not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder, unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the Indemnified Parties, of the Indemnified Parties from all liability and obligation arising therefrom.

          If the indemnification provided for in this Section 1.8 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to therein, then the Company shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, its subsidiaries and Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section 1.8, any reasonable legal or other fees or out-of-pocket expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) relating to any Losses shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation relating to any Losses.

1.9  Further Actions
     ---------------

          During the period from the date hereof to the Closing Date, the Company shall (i) take all actions necessary or appropriate to cause its representations and warranties contained in Section 3 to be true and correct in all material respects as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date and (ii) take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or reasonably advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and removing all injunctive or other impediments or delays, legal or otherwise, which are necessary to the consummation of the transactions contemplated by this Agreement.


SECTION 2.  CLOSING CONDITIONS
            ------------------

          The obligations of each of the Purchasers to purchase and pay for the Original Notes to be delivered to such Purchaser at the Closing shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, and the obligations of each of the Purchasers to purchase and pay for the Additional Notes to be delivered to such Purchaser at the Additional Notes Closing shall be subject to the satisfaction of each of the following conditions on or before the Additional Notes Closing Date.

2.1  Delivery of Documents
     ---------------------

          The Company shall have delivered to each of the Purchasers, in form and substance satisfactory to such Purchaser the following:

          (a) The Notes to be purchased by such Purchaser on the Closing Date or the Additional Notes Closing Date, as the case may be, duly executed by the Company.

          (b) (1) An opinion, dated the Closing Date or the Additional Notes Closing Date, as the case may be, and addressed to the Purchasers, from Gardere & Wynne, L.L.P., counsel for the Company, as to the matters set forth on Annex B.

               (2) An opinion, dated the Closing Date or the Additional Notes Closing Date, as the case may be, and addressed to the Purchasers, from Lane & Mittendorf, L.L.P. counsel for the Company, as to the matters set forth on Annex C.

               (3) An opinion, dated the Closing Date or the Additional Notes Closing Date, as the case may be, and addressed to the Purchasers, from Skadden, Arps, Slate, Meagher & Flom, counsel for the Purchasers, as to the matters set forth on Annex D.

               (4) Such other opinions of counsel covering matters incidental to the transactions contemplated by this Agreement as either of the Purchasers may reasonably request.

          In rendering such opinions, each counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company (copies of which shall be delivered to the Purchasers) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion.

          (c) Resolutions of the Board of Directors of the Company, certified by the Secretary or Assistant Secretary of the Company, to be duly adopted and in full force and effect on the Closing Date or the Additional Notes Closing Date, as the case may be, authorizing (i) the execution, delivery and performance of this Agreement and the Notes and the consummation of the transactions contemplated hereby and (ii) the issuance of the Notes.

          (d) A certificate of the Chief Financial Officer of the Company, dated the Closing Date or the Additional Notes Closing Date, as the case may be, certifying (i) that all of the conditions set forth in Sections 2.3, 2.4, 2.5 and 2.6 are satisfied on and as of such date, (ii) that all of the representations and warranties of the Company contained or incorporated by reference herein are true and correct on and as of such date as though made on and as of such date (unless stated to relate to another date), both immediately prior to and after giving effect to the transactions contemplated by this Agreement, and no event has occurred and is continuing, or would result from the issuance of the Notes, which constitutes or would constitute a Default or an Event of Default and (iii) as to such other matters as either of the Purchasers may reasonably request.

          (e) A certificate of the Chief Financial Officer of the Company, in form, scope and substance reasonably satisfactory to the Purchasers, dated the Closing Date or the Additional Notes Closing Date, as the case may be, to the effect that, both immediately prior to and after giving effect to the transactions contemplated hereby, the Company is Solvent.

          (f) Governmental certificates, dated the most recent practicable date prior to the Closing Date or the Additional Notes Closing Date, as the case may be, showing that the Company is organized and in good standing in the State of Delaware and is qualified as a foreign corporation and in good standing in the State of Texas.

          (g) Copies of each consent, license and approval required in connection with the execution, delivery and performance by the Company of this Agreement and the Notes.

          (h) Copies of the Charter Documents of the Company, certified as of a recent date by the Secretary of State of the State of Delaware and certified by the Secretary or Assistant Secretary of the Company, as true and correct as of the Closing Date or the Additional Notes Closing Date, as the case may be.

          (i) Certificates of the Secretary or an Assistant Secretary of the Company as to the incumbency and signatures of the officers or representatives of the Company executing this Agreement and the Notes and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (j) Such additional information and materials as either of the Purchasers may reasonably request, including, without limitation, copies of any material debt agreements, security agreements and other contracts to which the Company is a party.

2.2  Legal Investment; Purchase Permitted by Applicable Laws
     -------------------------------------------------------

          The acquisition of the Notes by the Purchasers (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (b) shall constitute a legal investment as of the Closing Date or the Additional Notes Closing Date, as the case may be, under the laws and regulations and orders of each jurisdiction to which the Purchasers may be subject (without resort to any "basket" or "leeway" provision), and (c) shall not subject either of the Purchasers to any penalty or other onerous condition in or pursuant to any such law, regulation or order; and the Purchasers shall have received such certificates or other evidence as either of the Purchasers may request to establish compliance with this condition.

2.3  Payment of Fees and Reimbursement of Expenses
     ---------------------------------------------

          In accordance with the terms hereof, the Company shall have delivered at the Closing, by intra-bank or federal funds bank wire transfer of same day funds, payment for all the fees payable by the Company pursuant to the terms hereof and payment for all expenses reimbursable by the Company pursuant to the terms hereof.

2.4  Compliance with Agreements
     --------------------------

          The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in any other document contemplated hereby which are required to be performed or complied with by the Company on or before the Closing Date or the Additional Notes Closing Date, as the case may be.

2.5  Representations and Warranties
     ------------------------------

          Unless stated to relate to another date, all of the representations and warranties of the Company contained or incorporated by reference herein shall be true and correct (in the case of Section 3.2(a)(2) and (3), Section 3.6 and Section 3.15, in all material respects) on and as of the Closing Date or the Additional Notes Closing Date, as the case may be, both before and after giving effect to the transactions contemplated hereby.

2.6  No Event of Default
     -------------------

          No event shall have occurred and be continuing, or would result from the consummation of the transactions contemplated to be consummated on or prior to the Closing Date or the Additional Notes Closing Date, as the case may be, by this Agreement, which constitutes or would constitute a Default or an Event of Default.

2.7  Proceedings Satisfactory
     ------------------------

          All proceedings taken in connection with the issuance and delivery of the Notes, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to the Purchasers. The Purchasers and their counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the Closing opinions, all in form and substance satisfactory to the Purchasers. Any document annexed to this Agreement shall be satisfactory in form and substance to the Purchasers.


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
            ---------------------------------------------

          The Company represents and warrants on the date hereof and as of the Closing as follows:

3.1  Authorization; Capitalization
     -----------------------------

          The Company has taken all actions necessary to authorize it (i) to execute, deliver and perform its obligations under this Agreement, (ii) to issue and perform its obligations under the Notes and (iii) to consummate the transactions contemplated hereby. Each of this Agreement and the Notes is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies. The Company has authorized 100,000,000 shares of Common Stock, par value $.01 per share, of which 74,000,000 shares are issued and outstanding. All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

3.2  No Violation or Conflict; No Default
     ------------------------------------

          (a) Neither the execution, delivery or performance of this Agreement or the Notes, nor the compliance by the Company with the terms and provisions thereof, nor the consummation of the transactions contemplated herein and therein, nor the issuance, sale or delivery of the Notes will:

               (1) violate any provision of the Charter Documents of the Company,

               (2) violate any applicable provision of any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which the Company or any of its properties may be subject,

               (3) permit or cause the acceleration of the maturity of any debt or material obligation of the Company, or

               (4) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of the Company under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other material agreement to which the Company is a party or by which the Company (or its properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

          (b) The Company is not in material default (without giving effect to any grace or cure period or notice requirement) under any material agreement for borrowed money or under any material agreement pursuant to which any of its securities were sold.

3.3  Use of Proceeds
     ---------------

          The proceeds from the sale of the Notes hereunder will be utilized for general corporate purposes. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

3.4  No Material Adverse Change; Financial Statements
     ------------------------------------------------

          (a) Since April 30, 1996, the Company has not suffered any material adverse change in its properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect, other than the Judgment.

          (b) The financial statements included or incorporated by reference in the Transition Report (collectively, the "Financial Statements") present fairly the consolidated financial position, results of operations and cash flows of the Company in all material respects, at the respective date or for the respective periods to which they apply. Except as disclosed therein, the Financial Statements and related notes have been prepared in accordance with GAAP consistently applied throughout the periods involved. All financial statements concerning the Company and its Subsidiaries that will hereafter be furnished by the Company and its Subsidiaries to the Purchasers or any Holder pursuant to this Agreement will be prepared in accordance with GAAP consistently applied and will present fairly, in all material respects, the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the period then ended.

3.5  Full Disclosure
     ---------------

          Neither this Agreement (including without limitation the representations and warranties incorporated herein by reference), the Transition Report, nor any other document, certificate or written statement furnished by or on behalf of the Company to the Purchasers in connection with the negotiation and sale of the Notes, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to the Company that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein, in the Transition Report or in such other documents, certificates and written statements furnished to the Purchasers for use in connection with the transactions contemplated hereby.

3.6  Third Party Consents
     --------------------

          Neither the nature of the Company nor of any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes at the Closing nor the performance by the Company of its other obligations hereunder or thereunder, or the consummation of the transactions contemplated by, this Agreement, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of the Company as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes at the Closing other than such consents, approvals, authorizations, notices, filings, registrations or qualifications which shall have been made or obtained on or prior to the Closing Date (and copies of which will be delivered to the Purchasers) and such filings under federal and state securities laws which are permitted to be made after the Closing Date and which the Company hereby agrees to file within the time period prescribed by applicable law.

3.7  Private Offering
     ----------------

          Assuming the truth and correctness of the representations and warranties set forth in Section 4, the sale of the Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

          Except for the issuance and sale of Notes to the Purchasers hereunder, no Notes have been issued and sold by the Company (or any of its predecessor entities) within the six-month period immediately prior to and including the date hereof; and the Company agrees that neither it nor anyone acting on its behalf, will offer or sell the Notes, or any portion of them, if such offer or sale would cause the issuance and sale of the Notes to the Purchasers hereunder not to be exempt from the registration and prospectus delivery requirements under the provisions of Section 5 of the Securities Act, nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Notes and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D thereunder such as would cause the issuance and sale of the Notes to the Purchasers hereunder not to be exempt from the registration and prospectus delivery requirements under the provisions of
Section 5 of the Securities Act.

3.8  Governmental Regulations
     ------------------------

          The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money as contemplated hereby.

3.9  No Brokers
     ----------

          The Company has not dealt with any broker, finder, commission agent or other such intermediary (other than Jefferies & Company, Inc. and its Affiliates) in connection with the sale of the Notes and the transactions contemplated by this Agreement, and the Company is not under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

          The Company shall indemnify and hold the Holders harmless, to the fullest extent permitted by law, from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to fees or commissions incurred by either of the Purchasers for its account, so long as the Company receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve the Company of its obligations under this sentence except to the extent, and only to the extent, that the Company is materially prejudiced by such failure to give notice (as determined by a court of competent jurisdiction in a final nonappealable judgment).

3.10 Solvency
     --------

          Both immediately prior to and after giving effect to the transactions contemplated by this Agreement, the Company is Solvent.

3.11 Litigation
     ----------

          Except for the Settlement, there has been no change in the status of the litigation disclosed in the Transition Report, and, except as set forth in the Transition

Report, there are as of the Closing no actions, judgments, suits, investigations or proceedings pending or, to the Company's best knowledge, threatened against the Company or any of its Subsidiaries, except for any such change in status or additional litigation as would not have a Material Adverse Effect. There are as of the Closing no actions, judgments, suits, investigations or proceedings pending or threatened against the Company or any of its Subsidiaries that challenge the validity of this Agreement or the Notes or the transactions contemplated hereby or thereby.

3.12 Compliance with Laws, etc.
     --------------------------

          (a) Subject to Section 3.15, each of the Company and its Subsidiaries is in compliance with all federal, state, local laws and regulations applicable to it, including without limitation those relating to equal employment opportunity and employee safety, except where noncompliance would not have a Material Adverse Effect.

          (b) There are not currently, and at the Closing there will be no, collective bargaining or similar agreements applicable to the Company or any of its Subsidiaries.

3.13 Taxes
     -----

          All tax returns required to be filed by the Company in any jurisdiction (including foreign jurisdictions) have been timely filed and such returns are true, complete and correct in all material respects; and (b) all material taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties, and interest) payable by it that have become due and payable have been paid, other than those (i) being contested in good faith and for which an adequate reserve or accrual has been established or
(ii) those currently payable without penalty or interest and for which an adequate reserve or accrual has been established or extensions duly filed. The Company does not know of (A) any actual or proposed material additional tax assessments or (B) any probable basis for the imposition of any material additional tax assessments for any fiscal period against the Company.

3.14 Environmental Matters
     ---------------------

          Except as set forth in the Transition Report, as set forth in the TARC Reports, or as could not reasonably be expected to have a Material Adverse Effect or otherwise require disclosure in the Transition Report:

          (a) each of the Company and its Subsidiaries (collectively, for purposes solely of this Section 3.14, the "Company") and, to the best knowledge of the Company, any Person for whom any of the foregoing are or may be responsible by law or contract, is in compliance with all Environmental Laws, which compliance includes, but is not limited to, (1) compliance with all standards, schedules and timetables therein, and (2) the possession of all permits, licenses, approvals and other authorizations required under the Environmental Laws or with respect to the operation of the Company's or such Person's business, property and assets, and compliance with the terms and conditions thereof and (3) any federal, state, local or foreign approvals required pursuant to any Environmental Laws that pertain or relate to the transactions contemplated by this Agreement;

          (b) the Company has not received any notice or claim (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that it is in violation of any Environmental Law; the Company has no liability under any Environmental Law; and, to the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that may be expected to prevent or interfere with full compliance by the Company (or any Person for whom the Company is or may be responsible by law or contract) with applicable Environmental Laws in the future;

          (c) there is no Environmental Liability pending or, to the best knowledge of the Company, threatened against the Company;

          (d) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Liability against the Company;

          (e) no real property or facility owned, used, operated, leased, managed or controlled by the Company, or, to the best knowledge of the Company, any predecessor in interest for which the Company could be responsible, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or on any other state or local list established pursuant to any Environmental Law;

          (f) there have been no releases (including, without limitation, any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of Materials of Environmental Concern by the Company or, to the best knowledge of the Company, any predecessor in interest, for which the Company could incur liability under or pursuant to any Environmental Law, at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by the Company, and the Company has not incurred or reasonably could be expected to incur any Environmental Liability for contamination at, on, under, from or into any on-site or off-site locations where the Company has stored, disposed or arranged for the disposal of Materials of Environmental Concern;

          (g) the condition of all underground storage tanks or other underground storage receptacles, or related piping, that are located on a facility or property owned, operated, leased, managed or controlled by the Company is such that the Company is not, and cannot reasonably be expected to become, subject to any Environmental Liability relating thereto or resulting therefrom; and

          (h) there is no asbestos contained in or forming part of any building, building component, structure or office space, and no polychlorinated biphenyls
(PCBs) or PCB-containing items are used or stored at any property, owned, operated, leased or managed for which removal, abatement or cleanup is or may be required or for which such matters the Company could be liable.

 3.15  Employee Benefits
       -----------------

          The Company and its ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all employee benefit plans, including without limitation, the applicable minimum funding standards of ERISA and the Code. Neither the Company nor its ERISA Affiliates maintain or contribute to, or during the last five years maintained or contributed to, any pension plan or multiemployer plan. Neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation (established pursuant to ERISA) or a pension plan under Title IV of ERISA. Assuming that no portion of the proceeds from the sale of the Notes is attributable, directly or indirectly, to the assets of any employee benefit plan, the execution, performance and delivery of this Agreement and the Notes by any party thereto will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available. As used in this Section 3.15, the terms "employee benefit plan," "pension plan" or "multiemployer plan" have the respective meanings specified in Section 3 of ERISA.

3.16 Transition Report
     -----------------

          The Company has provided each of the Purchasers with a copy of the Transition Report.

3.17 Survival of Representations and Warranties
     ------------------------------------------

          All of the Company's representations and warranties hereunder shall survive the execution and delivery of this Agreement and of the Notes and any investigation by either of the Purchasers and the issuance of the Notes.


SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS
            -----------------------------------------------------------

          Each of the Purchasers represents and warrants to the Company as of the date hereof and as of the Closing Date, that:

4.1  Purchase for Own Account
     ------------------------

          Such Purchaser is purchasing the Notes solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities
Act) that would be in violation of the securities laws of the United States of America or any state thereof, subject, nevertheless, to the disposition of its property being at all times within its control. Such Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks to it of an investment in the Notes. Such Purchaser has not acted as the Company's agent in connection with the sale of the Notes. Such Purchaser was not formed for the specific purpose of purchasing the Notes being issued pursuant to this Agreement, and such Purchaser is an "accredited investor" within the meaning given to such term in Rule 501(a) under the Securities Act.

4.2  Authorization
     -------------

          Such Purchaser has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Notes and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.3  Notes Restricted
     ----------------

          Such Purchaser acknowledges that the Notes have not been registered under the Securities Act or any state securities laws and understands that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities laws or such sale is permitted pursuant to an available exemption from such registration requirement.

          No transfer or sale (including, without limitation, by pledge or hypothecation) of Notes by any Holder which is otherwise permitted hereunder, other than a transfer or sale to the Company, shall be effective unless such transfer or sale is made (A) pursuant to an effective registration statement under the Securities Act and a valid qualification under applicable state securities or "blue sky" laws or (B) without such registration or qualification as a result of the availability of an exemption therefrom, and, if reasonably requested by the Company, counsel for such Holder shall have furnished the Company with an Opinion of Counsel, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from the registration requirements of the Securities Act.

4.4  ERISA
     -----

          Such Purchaser represents that either:

     (a) it is not acquiring the Notes for or on behalf of any "employee pension benefit plan" or "employee welfare benefit plan" (as defined in Section 3 of ERISA) or any "plan" (as defined in Section 4975 of the Code) (each hereafter a "Plan");

     (b) the assets used to acquire the Notes are assets of an insurance company general account and the purchase of the Notes would be exempt under the provisions of the proposed Prohibited Transaction Class Exemption published by the Department of Labor in the Federal Register on August 22, 1994 (59 FR 43134), assuming that the relevant provisions are adopted in a form substantially similar to that proposed; or

     (c) if it is acquiring the Notes on behalf of a Plan, either directly or through an investment fund (such as a bank collective investment fund or insurance company pooled separate account), then, assuming that the plans described or incorporated by reference in the Transition Report are the only Plans with respect to which the Company is a "party in interest" or "disqualified Person" (as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, respectively), either

          i) no part of the funds to be used to purchase the Notes constitutes assets allocable to any trust that contains assets of the plans described in the Transition Report; or

          ii) an exemption from the prohibited transaction rules applies such that the use of such funds does not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or
               Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code.

          The representations contained in this Section 4.4 are made in express reliance on the employee benefit plans described or incorporated by reference in the Transition Report.

4.5  Agreement Binding on Future Holders.
     -----------------------------------

          Such Purchaser agrees that, in connection with any sale or other transfer of the Notes, it will require any such purchaser or transferee of the Notes to agree in writing to be bound by the provisions of this Agreement as if it were a Purchaser hereunder.

4.6  Brokers.
     -------

          Such Purchaser is not under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with the transactions contemplated by this Agreement.

          Such Purchaser shall indemnify and hold the Company harmless, to the fullest extent permitted by law, from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment incurred by such Purchaser in connection with such transactions, except with respect to such fees or commissions incurred by such Company for its account, so long as such Purchaser receives notice of any such action, suit, claim, etc., reasonably promptly after the Company becomes aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve such Purchaser of its obligations under this sentence except to the extent, and only to the extent, that such Purchaser is materially prejudiced by such failure to give notice (as determined by a court of competent jurisdiction in a final nonappealable judgment).


SECTION 5.  COVENANTS
            ---------

          So long as any of the Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Notes as follows:

5.1  Payment of Notes
     ----------------

          The Company shall pay the Principal of and interest on the Notes on the dates and in the manner provided in the Notes. To the extent lawful, the Company shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all due and unpaid amounts outstanding under the Notes (including overdue installments of Principal or interest) at a rate equal to 18% per annum, compounded monthly.

 5.2 Financial Statements and Reports
     --------------------------------

          (a) The Company shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company shall deliver to each Holder the financial statements and other reports described below:

               (i)  Monthly Financials.  As soon as available and in any event
                    ------------------
     within thirty (30) days after the end of each month ending after the Closing Date, the Company will deliver: the consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income and stockholders' equity and cash flows for such month and in each case for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, certified by the chief financial officer of the Company that they fairly present the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

               (ii)  Quarterly Financials.  As soon as available and in any
                     --------------------
     event within sixty (60) days after the end of each fiscal quarter (other than the last quarter of any fiscal year), the Company will deliver the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, certified by the chief financial officer of the Company that they fairly present the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

               (iii)  Year-End Financials.  As soon as available and in any
                      -------------------
     event within one hundred five (105) days after the end of each fiscal year, the Company will deliver: (A) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (B) a schedule of the outstanding Debt for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount of accrued and unpaid interest with respect to each such debt issue or loan, and (C) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with United States generally accepted auditing standards;

               (iv) The Company shall promptly provide copies of all reports, letters and other correspondence from local, state, or federal regulatory or other agencies relating to the business, licenses or operating contracts of the Company or any of its Subsidiaries, which reports, letters or other correspondence relate to matters that could reasonably be expected to have a Material Adverse Effect;

               (v)  The Company shall promptly provide notice to each Holder of
     (i) any violation of or noncompliance with any Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (ii) any communication or claim of Environmental Liability (written or oral) relating to a potential or present Environmental Liability, whether from a governmental authority, citizens group, employee or otherwise, alleging that the Company or any of its Subsidiaries is not in compliance with any Environmental Law or asserting liability of the Company or any of its Subsidiaries for contamination from or as a result (directly or indirectly) of, any Materials of Environmental Concern, which noncompliance or liability could reasonably be expected to have a Material Adverse Effect, or (iii) any releases or threatened releases (including, without limitation, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of any Materials of Environmental Concern for which the Company or any of its Subsidiaries could be held liable, either in fact or by law, which releases would reasonably be expected to have a Material Adverse Effect;

               (vi) The Company shall promptly provide to each Holder copies of any report, financial statement, notice, letter, correspondence or other document delivered to, or received from, any holders of Debt outstanding under the Revolving Credit Agreement or any holders of other Debt outstanding in an amount not less than $1,000,000, not otherwise delivered to the Holders pursuant to this Section 5.2; provided; however, that the Company shall not be required to so provide any such notice, letter, correspondence or other document, that does not contain information that could reasonably be considered to be of material interest to the Holders; and

               (vii) The Company shall promptly provide copies of such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested in writing by any Holder.

          (b) Each financial statement delivered pursuant to subsections (a)(i),
(ii) and (iii) of this Section 5.2 shall be substantially in the form appropriate for financial statements included in a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Securities and Exchange Commission pursuant to the Exchange Act and, in the case of clauses
(ii) and (iii), shall be accompanied by a brief, narrative report appropriate for inclusion in such Form in the section titled "Management's Discussion and Analysis of Financial Conditions and Results of Operations" set forth in Item 303 of Regulation S-K under the Act and the Exchange Act.

5.3  Compliance Certificate
     ----------------------

          (a) The Company shall deliver to the Holders, within 30 days after the end of each calendar month and within 45 days after each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding calendar month or fiscal year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their respective obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge (after due inquiry), the Company and each of its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge (after due inquiry) no event has occurred and remains in existence by reason of which payments on account of the Principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall set forth all financial calculations for such fiscal quarter or fiscal year necessary to demonstrate compliance with the covenants contained in this
Section 5.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Sections 5.2(a)(iii) shall be accompanied by a written statement of independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any of its Subsidiaries has violated any provisions of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company will deliver to the Holders, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other loan agreement, mortgage, indenture or instrument referred to in
Section 7.1(e), an Officers' Certificate specifying in reasonable detail such Default, Event of Default or event of default and the nature of any remedial or corrective action the Company proposes to take with respect thereto.


5.4  Limitation on Restricted Payments
     ---------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment. Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) make any advance described in clause (vi) of the definition of the term Permitted Investment in the Senior Secured Indenture, if the amount of such advance plus the aggregate amount of all the then outstanding advances of the type described in such clause would exceed

$500,000, (b) make any Investment described in clause (viii), clause (ix) (other than Investments in the Interest Reserve Account (as defined in Section 4.20 of the Senior Secured Indenture)), clause (x) or clause (xi) (other than Investments in connection with joint operating, joint venture or area of mutual interest agreements or other similar or customary arrangements entered into in the ordinary course of business, which agreements or arrangements were entered into prior to the date hereof, and Investments in connection with farm-in agreements) of the definition of the term Permitted Investment in the Senior Secured Indenture, or (c) make any Investment in any Subsidiary of the Company, except for any office lease between the Company and TransAmerican or any Subsidiary of TransAmerican; provided, however, that the Company may make Investments in TTC that are consistent with its past business practices in an amount which together with all prior Investments in TTC since the date hereof, that have not been repaid in cash to the Company or offset against obligations of the Company to TTC, and all Incurrences (as defined in Section 5.5) of Debt or issuances of Disqualified Capital Stock by TTC to the Company shall not exceed $2,000,000 in the aggregate at any one time.

 5.5 Limitation on Additional Debt and Issuance of Disqualified Capital Stock
     ------------------------------------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Debt or issue any Disqualified Capital Stock (other than Capital Stock of a Subsidiary of the Company issued to the Company), except as permitted pursuant to Section 4.11 of the Senior Secured Indenture; provided, however, that (i) neither the Company nor any of its Subsidiaries shall Incur any Debt allowed pursuant to clause (d) of the first paragraph of such Section
4.11 other than (A) Debt under the Notes, (B) Debt existing on the date hereof,
(C) Debt under the Revolving Credit Agreement, as in effect on the date hereof,
(D) Debt described in clause (iv) of the definition of the term "Debt" in the Senior Secured Indenture and (E) Debt not in excess of $5,000,000 in aggregate principal amount at any time outstanding represented by trade payables that are incurred on normal, customary terms in the ordinary course of business and are overdue for a period of more than 60 days ("Overdue Trade Payables"); provided,
                                            ----------------------
however, that the aggregate amount of such Debt that may be incurred pursuant to this clause (E) shall not exceed the aggregate amount of Debt represented by Overdue Trade Payables that shall have been repaid after the date hereof, (ii) neither the Company nor any of its Subsidiaries shall Incur any Debt allowed pursuant to clause (f), clause (i), clause (j) or clause (m) of such Section 4.11, (iii) the Company shall not enter into any agreement for the Presale of Gas pursuant to clause (m) of such Section 4.11, (iv) the Company shall not Incur any Debt allowed pursuant to the second paragraph of such Section 4.11,
(v) each Wholly Owned Subsidiary of the Company shall not Incur any Debt or issue any Disqualified Capital Stock to the Company, except for such Incurrences and such issuances by TTC that are consistent with the past business practices of the Company and TTC and which together with all such prior Incurrences of Debt since the date hereof, that have not been repaid in cash or offset against obligations of the Company to TTC, and the aggregate amount of Investments made after the date hereof by the Company and its Subsidiaries in TTC, does not exceed $2,000,000 in the aggregate at any one time and (vi) Debt representing the balance deferred and unpaid of the purchase price of services purchased in the ordinary course of business and consistent with past business practices shall be considered a trade payable.

5.6  Limitation on Transactions With Related Persons
     -----------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, regardless of whether by action or inaction, fail to comply, or cause a failure to comply, with the provisions of Section 4.10 of the Senior Secured Indenture, except for any office lease between the Company and TransAmerican or any Subsidiary of TransAmerican; provided, however, that without limiting the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any Related Person Transaction between the Company and any of its Wholly Owned Subsidiaries or between any such Wholly Owned Subsidiary and another Wholly Owned Subsidiary of the Company other than any such transaction or transactions as are consistent with the Company's past business practices.

5.7  Limitation on Liens
     -------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, regardless of whether by action or inaction, fail to comply, or cause a failure to comply, with the provisions of Section 4.13 of the Senior Secured Indenture; provided, however, that without limiting the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, for the purpose of securing Debt Incurred pursuant to clause (d) of the first paragraph under
Section 4.11 of the Senior Secured Indenture, other than Liens existing on the date hereof, Liens arising pursuant to the terms of the Revolving Credit Agreement as in effect on the date hereof and Permitted Liens that are imposed on assets of the Company without its consent. Notwithstanding the foregoing provisions of this Section 5.7, the Company and its Subsidiaries may Incur or suffer to exist Liens on property securing Permitted Refinancing Debt, if the Debt being refinanced was secured by a Lien on such property existing as of the date hereof and such Lien does not increase in amount or extend to any other property. In addition, notwithstanding any other provision hereof, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur or suffer to exist any Lien (i) of the type described in clause (d) of the definition of the term Permitted Liens in the Senior Secured Indenture, other than pledges of assets to secure appeal, supersedeas or performance bonds (or to secure reimbursement obligations or letters of credit in support of such bonds) in an aggregate amount outstanding at any time not in excess of $2,000,000 or (ii) of the type described in clause (k) of the definition of Permitted Liens in the Senior Secured Indenture.

5.8  Limitation on Asset Sales
     -------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to consummate an Asset Sale, except that:

               (a) the Company and its Subsidiaries may engage in Asset Sales in the ordinary course of business and on ordinary business terms;

               (b) the Company and its Subsidiaries may sell, lease, transfer, abandon or otherwise dispose of (i) damaged, worn out, or other obsolete property in the ordinary course of business or (ii) other property no longer necessary for the proper conduct of the business;

               (c) the Company and its Subsidiaries may engage in Asset Sales not otherwise permitted by the provisions of this Section 5.8, provided that the aggregate proceeds from all such Asset Sales do not exceed $500,000 after the date hereof;

               (d) the Company may engage in an Asset Sale represented by the Koch I Production Payment;

               (e) the Company and its Subsidiaries may engage in Asset Sales not otherwise permitted by the provisions of this Section 5.8, provided that all of the Net Proceeds from any such Asset Sale are applied immediately upon consummation of such Asset Sale to the redemption of Notes in accordance with the provisions of Section 6;

provided, however, that in connection with any such Asset Sale allowed under this Section 5.8 (other than under clause (e) above), all the Net Cash Proceeds of such Asset Sale must be reinvested in the business of the seller (it being understood that such reinvestment in the business of the seller shall include applying such Net Cash Proceeds to general corporate purposes of the seller); provided, further, that the consideration paid to the seller in connection with any Asset Sale allowed under this Section 5.8 shall not be less than the fair market value (as determined in good faith by the Company) of the assets sold in such Asset Sale.

5.9  Limitations on Restricting Subsidiary Dividends.
     -----------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Subsidiary of the Company or pay any obligation to the Company or any of its Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Subsidiaries, except encumbrances and restrictions existing under any agreement of a Person acquired by the Company or a Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired.

5.10 Stay, Extension and Usury Laws
     ------------------------------

          The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use its best efforts to resist any attempts to claim or take the benefit of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.11 Corporate Existence; Merger; Successor Corporation
     --------------------------------------------------

          (a) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries' corporate existence in accordance with its organizational documents and the corporate rights (charter and statutory), licenses and franchises of the Company, and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or corporate existence, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not adverse in any material respect to any Holder.

          (b) The Company shall not in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons or (ii) adopt a Plan of Liquidation, unless, in either case:

               (1) either the Company, shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company, is merged or to which all or substantially all of the properties and assets of the Company, as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (the Company or such other Person being hereinafter referred to as the "Surviving Person") shall be a
                                           ----------------
     corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an amendment to this Agreement, all the Obligations of the Company under the Notes and this Agreement;

               (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Debt to be incurred in connection therewith,
     (i) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company, immediately preceding the transaction and (ii) the Surviving Person shall be able to incur at least $1.00 of Senior Debt pursuant to the second paragraph of
     Section 4.11 of the Senior Secured Indenture;

               (3) immediately before and immediately after and giving effect to such transaction and the assumption of the Obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Debt to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

               (4) the Company shall have delivered to each Holder an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such amendment to this Agreement comply with this Section 5.11, that the Surviving Person shall be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

          (c) Upon any consolidation or merger, or any transfer of assets (including pursuant to a Plan of Liquidation) in accordance with this Section 5.11, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the Company shall not be released from the Obligations and covenants under this Agreement or under the Notes.

5.12 Same Business
     -------------

          For so long as any Notes are outstanding, the Company and its Subsidiaries will engage only in a Related Business; provided, however, that without limiting the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, regardless of whether by action or inaction, fail to comply, or cause a failure to comply, with the provisions of Section 4.18 of the Senior Secured Indenture.

5.13 Payment of Taxes and Other Claims.
     ---------------------------------

          The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

5.14 Limitation on Status as Investment Company or Public Utility Company.
     --------------------------------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or a "holding company," or "public utility company" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended) or otherwise become subject to regulation under the Investment Company Act or the Public Utility Holding Company Act.

5.15 Insurance
     ---------

          The Company and its Subsidiaries shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

5.16 Restriction on Sale and Issuance of Subsidiary Stock.
     ----------------------------------------------------

          The Company shall not sell, and shall not permit any of its Subsidiaries to issue or sell, any shares of Capital Stock of any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company.

5.17 Employee Plans
     --------------

          The Company shall not, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA if as a result of such termination the Company and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $1,000,000 in the aggregate, or
(ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal (within the meaning of Section 4201 of ERISA), the Company and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $1,000,000 in the aggregate.

          As used in this Section 5.17, the terms "employee pension benefit plan" and "multiemployer plan" shall have the meanings assigned to such terms in
Section 3 of ERISA.

5.18 ERISA Notices
     -------------

          Promptly, but in any event within 15 days, the Company shall deliver to each of the Purchasers (or, if either of the Purchasers does not continue to be a Holder, such Person as the Holders of a majority in Principal amount of the then outstanding Notes shall designate), if and when the Company or any of its Subsidiaries (i) gives or is required to give notice to the Pension Benefit Guaranty Corporation (the "PBGC") of any "reportable event" (as defined in
                           ----
Section 4043 of ERISA) with respect to any employee pension benefit plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company which "reportable event" might reasonably constitute grounds for a termination of such plan under Title IV of ERISA or the imposition of a tax under Section 4971 of the Code, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any multiemployer plan to which the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company contributes or is obligated to contribute is in reorganization or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any employee pension benefit plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company, a copy of such notice, (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application, (v) gives notice of intent to terminate any employee pension benefit plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company under Title IV of ERISA, a copy of such notice and other information filed with the PBGC, (vi) fails to make any payment or contribution to any employee pension benefit plan (or multiemployer plan or in respect of any benefit arrangement) or makes any amendment to any employee benefit plan or benefit arrangement which could reasonably result in the imposition of a lien or the posting of a bond or other security, a certificate of the Chief Executive Officer of the Company setting forth details as to such occurrence and action, if any, which the Company or any of its Subsidiaries is required or proposes to take, (vii) adopts, establishes, maintains or enters into any obligation to make contributions that are material with respect to the Company to any new employee benefit plan or multiemployer plan, a certificate of the Chief Executive Officer of the Company setting forth details as to such obligation, (viii) modifies any existing employee benefit plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company (other than any modification to medical, dental or other employee welfare benefit plans in the ordinary course of business) so as to increase its obligations thereunder materially, a certificate of the Chief Executive Officer of the Company setting forth details as to such modification, or (ix) materially increases a contribution obligation to any multiemployer plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company, a certificate of the Chief Executive Officer of the Company setting forth details as to such increase.

          As used in this Section 5.18, the terms "employee pension benefit plan," "multiemployer plan" and "employee benefit plan" shall have the meanings assigned to such terms in Section 3 of ERISA and the term "controlled group" shall have the meaning assigned to such term in Section 414 of the Code and in ERISA, as applicable.

5.19 Inconsistent Agreements
     -----------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into any agreement or arrangement that would impair the ability of the Company or any of its Subsidiaries to fulfill the obligations of the Company or any of its Subsidiaries under this Agreement, or (ii) supplement, amend or otherwise modify the terms of their respective Charter Documents if the effect thereof would impair the ability of the Company or any of its Subsidiaries to fulfill the obligations of the Company under this Agreement.

5.20 Compliance with Laws; Maintenance of Licenses
     ---------------------------------------------

          The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, ordinances, governmental rules and regulations, judgements, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not reasonably be expected to have a Material Adverse Effect.

5.21 Inspection of Properties and Records
     ------------------------------------

          The Company shall allow, and cause each of its Subsidiaries to allow, the Holder of the largest aggregate Principal amount of the Notes (and so long as a Default or an Event of Default has occurred and is continuing, the Purchasers and each Holder) (or, in each case, such Persons as any of them may designate) (individually and collectively, "Inspectors"), subject to appropriate
                                            ----------
agreements as to confidentiality, (i) to visit and inspect any of the properties of the Company or any of its Subsidiaries, (ii) to examine all their books of account and to make copies and extracts therefrom, (iii) to discuss their respective affairs, finances and accounts with their respective officers, and
(iv) to discuss the financial condition of the Company and its Subsidiaries with their independent accountants upon reasonable notice to the Company of its intention to do so and so long as the Company shall be given the reasonable opportunity to participate in such discussions (and by this provision the Company authorizes said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and as often as may be reasonably requested. If a Default or an Event of Default shall have occurred and be continuing, the Company shall pay or reimburse all

Inspectors for reasonable out-of-pocket expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

5.22 Separate Existence and Formalities.    The Company hereby covenants and
     ----------------------------------
agrees that:

          (1) Company's and its Subsidiaries' funds and other assets will not be commingled with those of TransAmerican, other than pursuant to the Services Agreement;

          (2) all material actions taken by the Company and its Subsidiaries will be taken pursuant to authority granted by the Board of Directors of the Company and its Subsidiaries, to the extent required by law or the Company's and its Subsidiaries' Certificate of Incorporation or By-laws;

          (3) the Company and its Subsidiaries will maintain records and books of account separate from those of TransAmerican in accordance with generally accepted accounting principles;

          (4) the Company and its Subsidiaries will conduct their business at an office or offices that are identifiably segregated from the offices of TransAmerican;

          (5) Company and its Subsidiaries will conduct their business solely in their own name and will not knowingly or negligently mislead any other Person as to the identity or authority of the Company and its Subsidiaries;

          (6) oral and written communications of the Company and its Subsidiaries, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in the name of the Company and its Subsidiaries;

          (7) Company and its Subsidiaries will provide for all of its operating expenses and liabilities from its own separate funds;

          (8) Company and its Subsidiaries will maintain correct minutes of the meetings and other corporate proceedings of the owners of its capital stock and the Board of Directors and otherwise comply with requisite corporate formalities required by law;

          (9) except as set forth in the Tax Allocation Agreement and the Transfer Agreement, the Company will not hold itself out or knowingly permit itself to be held out as having agreed to pay or as being liable for any indebtedness of TransAmerican; and

          (10) each of the Company and TTC will take full advantage of the rights and privileges under the Transfer Agreement, and neither the Company nor TTC will amend the Transfer Agreement in a manner adverse to the Holders, the Company or TTC.

5.23 Maintenance of Office or Agency
     -------------------------------

          The Company shall maintain (i) an office or agency where the Notes may be presented for payment; (ii) an office or agency where the Notes may be presented for registration and transfer and for exchange as provided in this Agreement; and (iii) an office or agency where notices and demands to or upon the Company in respect of the Notes may be served. The location of such office or agency initially shall be as set forth on Schedule 5.23. The Company shall
                                             -------------
give to each Holder written notice of any change of location thereof.

5.24 Information to the Purchasers
     -----------------------------

          The Company shall, upon the written request of either of the Purchasers or any subsequent Holder, deliver to such Purchaser or such Holder and any prospective purchaser designated by such Purchaser or such Holder promptly following the request of such Purchaser or such Holder or such prospective purchaser such information which such Purchaser or such Holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A; provided, however, that such prospective purchaser shall execute a confidentiality agreement pursuant to Section 10.10 prior to such deliveries.

5.25 Certificates of Designation
     ---------------------------

          Any Certificate of Designation of the Company with respect to Disqualified Capital Stock shall provide that no dividends shall be paid or accrued unless such dividends are otherwise permitted to be paid or accrued pursuant to this Agreement.

5.26 Ownership of Subsidiaries
     -------------------------

          (a) On or after the date hereof, the Company shall not create or cause to exist any Subsidiary of the Company (which is not a Subsidiary of the Company immediately prior to the date hereof).

          (b) The Company shall maintain (along with one or more Subsidiaries in the case of an indirect Subsidiary) good and valid title to those Equity Interests of each of its Subsidiaries free and clear of any Lien other than Liens permitted under Section 5.7.

5.27 Limitation on Capital Expenditures
     ----------------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, make or incur after the date hereof Capital Expenditures in an aggregate amount for the Company and its Subsidiaries in excess of an amount equal to (i) $32.5 million plus (ii) an amount equal to the lesser of $5,000,000 and the amount of proceeds received by the Company from the Koch I Production Payment that is used by the Company to make or incur Capital Expenditures.

          (b) Notwithstanding the foregoing, the Company shall not and shall not permit any of its Subsidiaries to make or incur any Capital Expenditures as long as any Event of Default has occurred and is continuing.

5.28 Maintenance of Interest Reserve Account
     ---------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, make any deposit to the Interest Reserve Account (as defined in Section 4.20 of the Senior Secured Indenture) prior to the last day on which such deposit is required pursuant to the provisions of Section 4.20 of the Senior Secured Indenture.


 SECTION 6.  REDEMPTION
             ----------

6.1  The Company's Right to Redeem
     -----------------------------

          (a) Optional Redemption. The Company may redeem all or a portion of
              -------------------
the Notes in accordance with  Section 4 of the Notes.

          (b) Mandatory Redemption. In accordance with Section 4 of the Notes,
              --------------------
(i) the Company shall redeem all of the outstanding Notes on the earlier to occur of (1) a Change of Control, (2) the first date after the date hereof on which the Company consummates any sale of debt or equity securities and (3) Stated Maturity, (ii) immediately upon any Asset Sale permitted pursuant to clause (e) of Section 5.8, the Company shall redeem Notes in an aggregate principal amount equal to the Net Proceeds from such Asset Sale and (iii)
within two Business Days of the consummation of the Koch I Production Payment, the Company shall redeem Notes in an aggregate principal amount equal to the difference (the "Excess Koch Proceeds") between (1) the Net Proceeds from the
                 --------------------
Koch I Production Payment (less the amount of such Net Proceeds that are used to terminate the existing dollar-denominated production payment burdening the properties that are the subject of the Koch I Production Payment) and (2) $20,000,000; provided, however, that the Company shall cause all Excess Koch Proceeds to be retained in the Collateral Account (as defined in the Senior Secured Indenture) at all times prior the redemption of Notes required in connection with the Koch I Production Payment.

6.2  Selection of Notes to Be Redeemed
     ---------------------------------

          If fewer than all of the Notes are to be redeemed, the Company shall redeem the Notes pro rata, in such manner as complies with applicable legal requirements, if any. Notes in denominations of $1,000 may be redeemed only in whole. The Company may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the Principal of Notes that have denominations larger than $1,000. Provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

6.3  Notice of Redemption
     --------------------

          At least 7 days but not more than 30 days before a Redemption Date, the Company shall deliver a notice of redemption ("Notice of Redemption") by
                                                   --------------------
confirmed facsimile transmission (or other same day confirmed method of delivery) to each Holder whose Notes are to be redeemed at such Holder's registered address; provided, however, that in the event of a redemption required pursuant to clause (ii) or clause (iii) of Section 6.1 (b), the Company shall not be required to deliver a Notice of Redemption prior to 2 days before the related Redemption Date. Each Notice of Redemption shall identify the Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) the name and address of the Company;

          (d) that Notes called for redemption must be surrendered to the Company to collect the Redemption Price;

          (e) that, unless the Company defaults in paying the Redemption Price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Company of the Notes redeemed;

          (f) if any Note is being redeemed in part, the portion of the Principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate Principal amount equal to the unredeemed portion thereof will be issued;

          (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion(s) thereof) to be redeemed, as well as the aggregate Principal amount of Notes to be redeemed and the aggregate Principal amount of Note(s) to be outstanding after such partial redemption; and

          (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

6.4  Effect of Notice of Redemption
     ------------------------------

          Once Notice of Redemption is mailed in accordance with Section 6.3 above, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Company, such Notes called for redemption shall be paid at the Redemption Price.

6.5  Payment of Redemption Price
     ---------------------------

          On presentation and surrender of any Notes with respect to which a notice of redemption has been given, at a place of payment specified in such notice, such Notes or specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price.

          If, on or prior to the Redemption Date, the Company deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, regardless of whether such Notes are presented for payment.


SECTION 7.  DEFAULTS AND REMEDIES
            ---------------------

7.1  Events of Default
     -----------------

          An "Event of Default" occurs if:
              ----------------

          (a) the Company defaults in the payment of the Principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

          (b) the Company defaults in the payment of interest on any Note or any other amount payable hereunder when the same becomes due and payable and the Default continues for a period of five days;

          (c) the Company fails to comply with any of the agreements, covenants, or provisions of this Agreement or the Notes and the Default continues for the period and after the notice specified below;

          (d) (i) if any of the representations or warranties of the Company made in this Agreement (including those representations and warranties incorporated by reference herein) are untrue in any respect, the result of which could reasonably be expected to have a Material Adverse Effect or (ii) if any of the representations or warranties of the Guarantor made in the Guaranty Agreement (including those representations and warranties incorporated by reference therein) are untrue in any respect, the result of which could reasonably be expected to have a Material Adverse Effect;

          (e) (i) if an event of default occurs under any loan agreement, note, mortgage, indenture or other instrument binding upon the Company or the Guarantor or any of their respective Subsidiaries, which shall represent a default in payment upon final maturity or otherwise, and the Principal amount of such indebtedness, together with the Principal amount of any other such indebtedness with respect to which such a default has occurred, aggregates $8,000,000 or more, or (ii) if an event of default occurs under any loan agreement, note, mortgage, indenture or other instrument binding upon the Company or the Guarantor or any of their respective Subsidiaries which shall represent a default in payment upon final maturity or otherwise result in the acceleration of such indebtedness prior to its expressed maturity and the Principal amount of such indebtedness, together with the Principal amount of any other such indebtedness the maturity of which has been so accelerated and has not been paid, aggregates $5,000,000 or more;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, the Guarantor or any of their respective Subsidiaries (other than TransAmerican Energy Corporation and TransAmerican Refining Corporation) and such remains undischarged for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such judgments (net of amounts covered by insurance) exceeds $5,000,000;

          (g) the filing by the Company, the Guarantor or any of their respective Subsidiaries (any such Person, a "Debtor") of a petition commencing
                                              ------
a voluntary case under section 301 of title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

          (h) the filing against a Debtor of a petition commencing an involuntary case under section 303 of title 11 of the United States Code, with respect to which case (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (ii) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (iii) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof;

          (i) the entry by a court of competent jurisdiction of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (ii) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect; or

          (j) if any of the Guaranty Agreement, the Guaranty (as defined in the Guaranty Agreement) or either of the Pledge Agreements shall for any reason cease to be in full force and effect or shall cease to give the Holders the liens, rights, powers and privileges purported to be created thereby, including, without limitation, a perfected security interest in the TEC Collateral (as defined in each of the Pledge Agreements) in accordance with the terms thereof.

          A Default under clause (c) of Section 7.1 (other than a Default under Sections 5.3(c)(i), 5.11, 5.26, 5.27, 5.28 or 6.1(b) of this Agreement, which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) or under clause (e) of Section 7.1 (other than a Default resulting from the acceleration (which acceleration has not been rescinded) of any indebtedness described therein, which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) or under clause (f) of Section 7.1 is not an Event of Default (x) until the Holders of at least a majority in aggregate Principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice or (y) in the case of a Default under Sections 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.13 or
5.17 unless the Company does not cure the Default within five Business Days after the earlier of the delivery by the Company to the Holders of a notice of the Default or the giving of notice of the Default to the Company by any Holder. The notice given by a Holder or Holders must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

7.2  Acceleration of Notes; Remedies
     -------------------------------

          (a) Subject to the following paragraph, if an Event of Default (other than an Event of Default specified in clause (g), (h) or (i) of Section 7.1) occurs and is continuing, the Holders of at least a majority in aggregate Principal amount of the then outstanding Notes, by notice to the Company, may declare the unpaid Principal of and any accrued interest on all the Notes to be due and payable, and immediately upon such declaration, the Principal and interest shall be due and payable. If an Event of Default specified in clause
(g), (h) or (i) of Section 7.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

          The Holders of at least a majority in aggregate Principal amount of the then outstanding Notes by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree binding on the Company and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

7.3  Premium on Acceleration
     -----------------------

          In the event of an acceleration of the Notes upon an Event of Default, the Holders shall be entitled to receive, in addition to any other payments to which they may be entitled, a premium equal to the premium that would be payable upon redemption of the Notes in accordance with the terms thereof and hereof.

7.4  Other Remedies
     --------------

          If an Event of Default occurs and is continuing, Holders of the Notes may pursue any available remedy to collect the payment of Principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

          A delay or omission by any Holder of any Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

7.5  Waiver of Past Defaults
     -----------------------

          The Holders of at least a majority in aggregate Principal amount of the then outstanding Notes by notice to the Company may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the Principal of or interest on any Notes.

7.6  Rights of Holders to Receive Payment
     ------------------------------------

          Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of Principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

7.7  Undertaking for Costs
     ---------------------

          In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 8.  AMENDMENTS AND WAIVERS
            ----------------------

8.1  With Consent of Holders
     -----------------------

          The Company, when authorized by a resolution of the Board of Directors of the Company, with the written consent of the Holder or Holders of at least a majority in aggregate Principal amount of the outstanding Notes, may amend this Agreement or the Notes, provided that each Holder shall have received prior notice of such proposed amendment. The Holder or Holders of at least a majority in aggregate Principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Agreement or the Notes, provided that each Holder shall have received prior notice of such proposed waiver. Without the consent of each Holder affected, however, no amendment or waiver may (with respect to any Notes held by a nonconsenting Holder of Notes):

          (a) reduce the Principal amount of Notes whose Holders must consent to an amendment or waiver of any provision of this Agreement or the Notes;

          (b) reduce the Principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of Notes or reduce the premium payable pursuant to Section 7.3;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or Event of Default in the payment of Principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate Principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make the Principal of or the interest on, any Note payable in any manner other than that stated in this Agreement and the Notes;

          (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of Principal of or interest on the Notes;

          (g) waive a redemption payment with respect to any Note; or

          (h) make any change in the foregoing amendment and waiver provisions.

          It shall not be necessary for the consent of the Holders under this
Section 8 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section 8 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

          In connection with any amendment under this Section 8, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or waiver, consideration for such Holder's consent.

8.2  Revocation and Effect of Consents
     ---------------------------------

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.
However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Company received before the date on which the Holders of a majority in aggregate Principal amount of the Notes have consented (and not theretofore revoked such consent) to the amendment or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver, which record date shall be at least 15 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, regardless of whether such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of
Section 8.1, in which case, the amendment or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of Principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          In determining whether the Holders of the required Principal amount of Notes have concurred in any direction, waiver, consent or amendment, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding.


8.3  Notation on or Exchange of Notes
     --------------------------------

          If an amendment or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company. The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder.

8.4  Payment of Expenses
     -------------------

          The Company agrees to pay or reimburse the Purchaser's reasonable out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of one counsel for all Holders) relating to any amendment, or modification of, or any waiver, or consent under this Agreement and the Notes.


SECTION 9.  DEFINITIONS
            -----------

9.1  Definitions
     -----------

          As used in this Agreement, the following terms shall have the following meanings:

          "Additional Notes"  has the meaning given to such term in Section
           ----------------
1.2(c).

          "Additional Notes Closing"  has the meaning given to such term in
           ------------------------
Section 1.2(d).

          "Additional Notes Closing Date"  has the meaning given to such term in
           -----------------------------
Section 1.2(d).

          "Affiliate"  has the meaning given to such term in the Senior Secured
           ---------
Indenture.

          "Agreement" means this Note Purchase Agreement dated as of May 10,
           ---------
1996 by and among the Company and the Purchaser.

          "Asset Sale" means any direct or indirect conveyance, sale, transfer
           ----------
or other disposition (including through damage or destruction for which insurance proceeds are paid or by condemnation), in one or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company, whether owned on the date hereof or thereafter acquired.

          "Bankruptcy Law" means title 11, U.S. Code or any similar federal or
           --------------
state law for the relief of debtors.

          "Board of Directors" has the meaning given to such term in the Senior
           ------------------
Secured Indenture.

          "Board Resolution" has the meaning given to such term in the Senior
           ----------------
Secured Indenture.

          "Business Day" means any day which is not a Legal Holiday.
           ------------

          "Capital Expenditures" means, without duplication, for any period, the
           --------------------
aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate principal amount of all Capitalized Lease Obligations) made by the Company and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, equipment, or similar fixed asset account.

          "Capital Stock" has the meaning given to such term in the Senior
           -------------
Secured Indenture.

          "Capitalized Lease Obligations" has the meaning given to such term in
           -----------------------------
the Senior Secured Indenture.

          "Change of Control" has the meaning given to such term in the Senior
           -----------------
Secured Indenture.

          "Charter Documents" means the Articles of Organization, Articles of
           -----------------
Incorporation or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, as applicable.

          "Closing" shall have the meaning set forth in Section 1.2(b).
           -------

          "Closing Date" shall have the meaning set forth in Section 1.2(b).
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any successor statute or law thereto.

          "Company" means TransTexas Gas Corporation, a Delaware corporation,
           -------
and any successor corporation thereto.

          "Consolidated" or "consolidated," when used with reference to any
           ------------      ------------
accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

          "Consolidated Net Worth" means, with respect to any Person, as of any
           ----------------------
date of determination, the total amount of stockholders' equity of such Person and its Subsidiaries, determined in accordance with GAAP, which would appear on the consolidated balance sheet of such Person as of the date of determination.

          "Debt" has the meaning given to such term in the Senior Secured
           ----
Indenture.

          "Default" means any event which is, or after notice or passage of time
           -------
would be, an Event of Default.

          "Disqualified Capital Stock" has the meaning given to such term in the
           --------------------------
Senior Secured Indenture.

          "Environmental Laws" means all federal, state, local and foreign laws
           ------------------
and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "Environmental Liability" means any claim, action, cause of action,
           -----------------------
investigation or notice (written or oral) by any Person alleging potential or actual liability (including, without limitation, potential or actual liability for investigating costs, clean up costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, resulting from or relating to or under any Environmental Law, including, without limitation, any such liability relating to the presence, or release into the environment of any Material of Environmental Concern, or circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Equity Interest" means (i) with respect to a corporation, any and all
           ---------------
Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

          "ERISA" means The Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any successor statute or law thereto.

          "Event of Default" shall have the meaning set forth in Section 7.1.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
from time to time, and any successor statute or law thereto.

          "GAAP" means those generally accepted accounting principles and
           ----
practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and cash flows, of the Company and its consolidated subsidiaries, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in GAAP, this Agreement and the Notes, to the extent GAAP applies, shall continue to be construed in accordance with GAAP as in existence on the date hereof.

          "Guarantor" has the meaning given to such term in the Guaranty
           ---------
Agreement.

          "Guaranty" has the meaning given to such term in the Guaranty
           --------
Agreement.

          "Guaranty Agreement" means the Guaranty Agreement dated as of May 10,
           ------------------
1996 between TransAmerican and the Purchasers.

          "Holder" or "Holders" means a Purchaser or the Purchasers,
           ------      -------
respectively (so long as it or they hold any Notes), and any other holder of any of the Notes.

          "Incur" shall have the meaning specified in Section 5.5.
           -----

          "Inspectors" shall have the meaning set forth in Section 5.21.
           ----------

          "Investment" has the meaning given to such term in the Senior Secured
           ----------
Indenture.

          "Jefferies" means Jefferies & Company, Inc., a Delaware corporation.
           ---------

          "Judgment" means the judgment entered by the United States District
           --------
Court for the Southern District of Texas in Civil Action H-91-2926, styled Terry Oilfield Supply Co., Inc., et al v. American Security Bank, N.A., et al , against the Company and certain of its affiliates in favor of the plaintiffs Terry Petroleum Company and Ensco Offshore Company in the amount of $42,951,582.80 plus interest at a rate of 10.25% per annum from February 1, 1996.

          "Koch I Production Payment" means the production payment transaction
           -------------------------
to be entered into among the Company, TCW Portfolio No. 1555 DRV Sub-Custody Partnership, L.P. and Sunflower Energy Finance Company, relating to the properties described in Annex E.

          "Legal Holiday" means a Saturday, Sunday or day on which banks and
           -------------
trust companies in the principal place of business of the Company or in New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

          "Lien" has the meaning given to such term in the Senior Secured
           ----
Indenture.

          "Material Adverse Effect" means (a) a material adverse effect upon the
           -----------------------
business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or of the Purchasers or any Holder to enforce or collect any of the obligations hereunder. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events that are the subject of the applicable representation or covenant would result in a Material Adverse Effect.

          "Materials of Environmental Concern" means pollutants, contaminants,
           ----------------------------------
chemicals, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or polychlorinated biphenyls.

          "Net Cash Proceeds" means the aggregate amount of cash received by the
           -----------------
Company and its Subsidiaries in respect of an Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Subsidiary of the Company in connection with such Asset Sale and (b) the aggregate amount of cash so received which is used to retire any then existing Debt of the Company or its Subsidiaries (other than the Notes), as the case may be, which is required by the terms of such Debt to be repaid in connection with such Asset Sale.


          "Net Proceeds" means the aggregate amount of consideration (regardless
           ------------
of whether in cash, obligations, property or otherwise) received by the Company and its Subsidiaries in respect of an Asset Sale, less all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale; provided, however, that such expenses shall not include the amount of income, franchise, sales and other applicable taxes required to be paid by the Company or any Subsidiary of the Company in connection with such Asset Sale.

          "Note Register" has the meaning set forth in Section 1.3.
           -------------

          "Notes" means the Original Notes and the Additional Notes.
           -----

          "Notice of Redemption" has the meaning given to such term in Section
           --------------------
6.3.

          "Obligations" means, with reference to any Debt, any Principal,
           -----------
interest, penalties, fees and other liabilities payable from time to time and obligations performable under the documentation governing such Debt.

          "Officer" of a Person mean its Chairman of the Board, President,
           -------
Treasurer, any Vice President, Secretary or any Assistant Secretary.

          "Officers' Certificate" means a certificate signed by any two
           ---------------------
Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company.

          "Opinion of Counsel" means, except for purposes of Section 4.3, a
           ------------------
written opinion from legal counsel who is reasonably acceptable to each of the Purchasers. Unless otherwise required by either of the Purchasers, the legal counsel may be an employee of or counsel to the Company. For purposes of Section 4.3, "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Company and who may be an employee of or counsel to either of the Purchasers or any Holder.

          "Original Notes"  has the meaning given to such term in Section
           --------------
1.2(a).

          "Permitted Liens" has the meaning given to such term in the Senior
           ---------------
Secured Indenture.

          "Permitted Refinancing Debt" means, with respect to any Person, any
           --------------------------
Debt of such Person issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of such Person; provided that: (1) the principal amount of such Debt does not exceed the principal amount of the Debt so extended, refinanced, renewed, replaced, defeased or refunded or, in the case of Debt being refinanced that was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such refinancing, renewal, replacement, defeasance or refunding (plus the amount of reasonable fees and expenses incurred in connection therewith); (2) such Debt has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded;
(3) such Debt is subordinated in right of payment to the Guaranty on terms at least as favorable to the holders of the Guaranty as those, if any, contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; (4) the annual interest rate with respect to such Debt is the market rate at the time for similar Debts of similar borrowers or the same rate as the Debt being refinanced, and is payable no more frequently than, that of the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (5) such Debt is incurred by such Person who is an obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any corporation, individual, joint stock company, joint
           ------
venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

          "Plan of Liquidation" means, with respect to any Person, a plan that
           -------------------
provides for, contemplates or the effectuation of which is preceded or accompanied by (regardless of whether substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "Principal" of any Debt (including the Notes) means the principal of
           ---------
such Debt plus, without duplication, any applicable premium, if any, on such Debt.

          "Property" or "property" means any assets or property of any kind or
           --------      --------
nature whatsoever, real, Personal or mixed (including fixtures), whether tangible or intangible; provided that the terms "Property" or "property," when used with respect to any Person, shall not include Notes issued by such Person.

          "Purchaser" means TCW or Jefferies, as the case may be, and
           ---------
"Purchasers" means TCW and Jefferies, collectively.
- - -----------

          "Redemption Date" means, when used with respect to any Note to be
           ---------------
redeemed, the date fixed for such redemption pursuant to this Agreement and the Notes.

          "Redemption Price" means, when used with respect to any Note to be
           ----------------
redeemed, the price fixed for such redemption pursuant to this Agreement and the Notes.

          "Related Business" has the meaning given to such term in the Senior
           ----------------
Secured Indenture.

          "Related Person" has the meaning given to such term in the Senior
           --------------
Secured Indenture.

          "Related Person Transaction" has the meaning given to such term in the
           --------------------------
Senior Secured Indenture.

          "Restricted Payment" has the meaning given to such term in the Senior
           ------------------
Secured Indenture.

          "Revolving Credit Agreement" means the Amended and Restated Accounts
           --------------------------
Receivable Management and Security Agreement dated as of October 31, 1995 by and between BNY Financial Corporation, the Company and TTC.

          "Rule 144" means Rule 144 as promulgated by the SEC under the
           --------
Securities Act, as amended from time to time, and any successor rule or regulation thereto.

          "Rule 144A" means Rule 144A as promulgated by the SEC under the
           ---------
Securities Act, as amended from time to time, and any successor rule or regulation thereto.

          "SEC" means the Securities and Exchange Commission and any successor
           ---
thereto.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time, and any successor statute or law thereto.

          "Senior Debt" has the meaning given to such term in the Senior Secured
           -----------
Indenture.

          "Senior Secured Indenture" means the Indenture dated as of June 15,
           ------------------------
1995 between the Company, as issuer, TTC, as guarantor, and American Bank National Association, as trustee, as amended and supplemented and as in effect on the date hereof (regardless of whether such indenture actually is in full force and effect on the date of consideration, and without regard to any amendment or supplement to such indenture entered into subsequent to the date hereof).

          "Services Agreement" means the Services Agreement, dated August 24,
           ------------------
1993, between the Company and TransAmerican, as amended through the date hereof.

          "Settlement" means the settlement in an amount not greater than the
           ----------
amount owed pursuant to the Judgment paid to settle all outstanding claims against the Company relating to the civil action H-91-2926, styled Terry Oilfield Supply Co., Inc., et al v. American Security Bank, N.A., et al, in the United States District Court for the Southern District of Texas.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date, (a) the fair saleable value of the assets of such Person exceeds its probable liability on its debts as they become absolute and mature; (b) such Person is able to pay its debts or liabilities as such debts and liabilities mature; and (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital.

          "Stated Maturity," when used with respect to any Note, means August 1,
           ---------------
1996.

          "Subsidiary" has the meaning given to such  term in the Senior Secured
           ----------
Indenture; provided, however, that for purposes of Section 5, "Subsidiary" and "Wholly Owned Subsidiary" shall not include TARC or TEC.

          "Surviving Person" shall have the meaning set forth in Section
           ----------------
5.13(b)(1).

          "TARC" means TransAmerican Refining Corporation, a Delaware
           ----
corporation.

          "TARC Reports" means TARC's Annual Report on Form 10-K for the year
           ------------
ended July 31, 1995, and TARC's quarterly report on Form 10-Q for the period ended October 31, 1995, in each case, as filed with the SEC.

          "Tax Allocation Agreement" means the Tax Allocation Agreement, dated
           ------------------------
as of August 24, 1993, among TransAmerican, the Company, TransTexas Transmission Corporation and TransAmerican's other subsidiaries, as amended through the date hereof.

          "TCW" means TCW Shared Opportunity Fund II, L.P.
           ---

          "TEC" means TransAmerican Energy Corporation, a Delaware corporation.
           ---

          "TransAmerican" means TransAmerican Natural Gas Corporation, a Texas
           -------------
corporation.

          "Transfer Agreement" means the Transfer Agreement, dated August 24,
           ------------------
1993, between TransAmerican, the Company, TTC and Mr. John R. Stanley, as amended through the date hereof.

          "Transition Report" means the Transition Report on Form 10-K for the
           -----------------
six-month period ending January 31, 1996 filed with the SEC on or about April 30, 1996.

          "TTC" means TransTexas Transmission Corporation, a Delaware
           ---
corporation.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" has the meaning given to such term in the Senior
           ------------
Secured Indenture.

          "Weighted Average Life to Maturity" means, when applied to any Debt at
           ---------------------------------
any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking find, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

          "Wholly Owned Subsidiary" means, with respect to any Person, at any
           -----------------------
time, a Subsidiary of such Person, all of the Voting Stock of which (except any director's qualifying shares) is at the time owned directly or indirectly by such Person.

9.2  Rules of Construction
     ---------------------

          Unless the context otherwise requires

          (a) a term has the meaning assigned to it;

          (b)  "or" is not exclusive;

          (c) words in the singular include the plural, and words in the plural include the singular;

          (d) provisions apply to successive events and transactions; and

          (e) "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

          (f) reference to a Section means reference to such Section in this Agreement, unless stated otherwise.


SECTION 10.  MISCELLANEOUS
             -------------

10.1 Notices
     -------

          All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

          (a) if to TCW to TCW Shared Opportunity Fund II, L.P., c/o TCW Asset Management Company, 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, Telecopy No. (310) 575-9700, Attention: Nicholas Tell, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy No. (213) 687-5600, Attention: Rod A. Guerra, Jr., Esq.; and

          (b) if to Jefferies to Jefferies & Company, Inc., 650 Fifth Avenue, Fourth Floor, New York, New York 10019, Telecopy No. (212) 903-2622, Attention.:
Jerry M. Gluck, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy No. (213) 687-5600, Attention: Rod A. Guerra, Jr., Esq.; and

          (c) if to the Company, to TransTexas Gas Corporation, 1300 East North Belt, Houston, Texas 77032, Telecopy No. (713) 986-8865, Attention: Ed Donahue, with a copy to Gardere & Wynne, L.L.P., 3000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201, Attention: C. Robert Butterfield, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

10.2 Successors and Assigns
     ----------------------

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, that the Company may not assign its rights and obligations hereunder without the written consent of each of the Purchasers.

10.3 Counterparts
     ------------

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.4 Headings
     --------

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.5 Governing Law
     -------------

          THIS AGREEMENT, THE NOTES AND ALL ISSUES HEREUNDER AND THEREUNDER, INCLUDING (WITHOUT LIMITATION) THE DETERMINATION OF THE MAXIMUM LAWFUL RATE OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED WITH RESPECT TO THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

10.6 Entire Agreement
     ----------------

          This Agreement, together with the Notes (and any agreement between the Company and any Holder relating to transfers), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the Notes, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

10.7 Severability
     ------------

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of each of the Purchasers shall be enforceable to the fullest extent permitted by law.

10.8 Further Assurances
     ------------------

          The Company shall cause each of its Subsidiaries to, at its cost and expense, upon request of either of the Purchasers or any Holder, duly execute and deliver, or cause to be duly executed and delivered, to the Purchasers or such Holder such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of each of the Purchasers or such Holder to carry out more effectually the provisions and purposes of this Agreement.

10.9 Disclosure of Financial Information
     -----------------------------------

          Subject to the terms of Section 10.10 hereof, each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company and each of its subsidiaries which may be furnished to it hereunder or otherwise, to any other Holder, any court, Governmental Body having jurisdiction over such Holder, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in any of the Notes and this Agreement or to any actual or prospective purchaser or assignee thereof.

10.10  Maintenance of Confidentiality
       ------------------------------

          Each Holder shall hold all non-public, proprietary or confidential information obtained pursuant to or in connection with the transactions contemplated hereby (the "Confidential Information") in confidence and shall not
                          ------------------------
use or disclose any such Confidential Information except for purposes of the transactions contemplated by and in accordance with this Agreement; provided, however, that the Holders may disclose any such Confidential Information (i) to their respective directors, officers, employees, examiners, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with the transactions contemplated by this Agreement, (ii) as required by any law or Governmental Body including, without limitation, any Federal or state Freedom of Information Act, or (iii) to any proposed purchaser or assignee of Notes in connection with the contemplated transfer thereof, provided, that any such Person set forth in clause (iii) shall execute a confidentiality agreement containing provisions substantially identical to this Section 10.10 in advance of receipt of such information. Notwithstanding the foregoing, the provisions of this Section 10.10 shall not apply to such portions of the Confidential Information that (i) are or become available to the public through no fault or action of a Holder or its representatives, or (ii) become available to a Holder or its representatives on a non-confidential basis from a source, other than the Company or its representatives, not known by such Holder to be in violation of any agreement with or other duty to the Company.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.


                         TRANSTEXAS GAS CORPORATION


                         By:  /s/ Ed Donahue

                         Name: Ed Donahue

                         Title: Vice President, CFO and Secretary



                         TCW SHARED OPPORTUNITY FUND II, L.P.

                         By:  TCW Investment Management Company,
                              its Investment Manager

                         By: /s/ Mark L. Altanosio

                         Name: Mark L. Altanosio

                         Title: Group Managing Director



                         By: /s/ Nicholas W. Teu Jr.

                         Name: Nicholas W. Teu Jr.

                         Title: Vice President and Counsel



                         JEFFERIES & COMPANY, INC.


                         By: /s/ Joseph E. Haly

                         Name: Joseph E. Haly

                         Title: Vice President

                                                                    Schedule 1.2
                                                                    ------------
Company's  Account Information:

Fleet Bank of Massachusetts
Boston, Massachusetts

For Credit to TransTexas Gas Corporation
     ABA:    011000138
     Account#:  93635-00603
     Ref:
     Attn:


- - -----------------------------------------------------------------

TCW's Account:
- - ---------------

Citibank/NYC/Bear Stearns
ABA:                         021000089
A/C:                         Bear Stearns/0925-3186
FBO:                         TCW Shared Opportunity Fund II, L.P.
Account:                     102-02730


Jefferies' Account:
- - ------------------

Bank of New York
New York, New York
ABA:      021-000018
Account No.:  890-007-001
Account Name:  Jefferies & Company, Inc.

                                                                   Schedule 5.23
                    Office or Agency for Notices and Demands
                    ----------------------------------------

TransTexas Gas Corporation
1300 East North Belt
Houston, Texas  77032

                                                                         ANNEX A
                                                                         -------

                                 [FORM OF NOTE]

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF MAY 10, 1996 BY AND BETWEEN TRANSTEXAS GAS CORPORATION AND THE PURCHASERS PARTY THERETO.


                      13 1/3% Senior Note due August 1, 1996

No. _______                                                       $[FACE AMOUNT]


                           TRANSTEXAS GAS CORPORATION

promises to pay to [NAME OF PURCHASER] or registered assigns, the Principal sum of [FACE AMOUNT] Dollars ($________) on August 1, 1996 plus accrued and unpaid interest as provided below.

Interest Payment Dates: 15th day of each calendar month; provided that the first Interest Payment Date shall be June 15, 1996.

Record Dates: 1st day of each calendar month next preceding each Interest Payment Date.

          Capitalized terms used herein shall have the meanings ascribed to them in the Agreement (as defined below) unless otherwise indicated.

          1. INTEREST. TransTexas Gas Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at
 -------
13 1/3% per annum from May 10, 1996 until maturity. The Company will pay interest monthly on the 15th day of each calendar month, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be June 15, 1996. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on all due and unpaid amounts outstanding under the Notes (including overdue installments of Principal or interest), from time to time on demand at a
                                      A-1
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rate equal to 18% per annum, compounded monthly, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the first day of the calendar month next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Notes will be payable both as to Principal and interest by federal funds wire transfer of U.S. Legal Tender to each Holder's account in any bank in the State of New York as may be designated and specified in writing by such Holder at least five Business Days prior thereto.

          3. NOTE PURCHASE AGREEMENT. The Company issued the Notes under the Note Purchase Agreement dated as of May 10, 1996 (the "Agreement") by and
                                                       ---------
between the Company and the purchasers party thereto (the "Purchasers").  The
                                                           ----------
Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders of Notes are referred to the Agreement for a statement of such terms. The Notes are general unsecured obligations of the Company. The Notes are limited to $15,750,000 in aggregate principal amount.

          4.  REDEMPTION.

          (a) The Company may redeem all or any of the Notes, in whole or in part, at any time, on or after the date hereof.

          (b) The Company shall redeem all of the outstanding Notes on the earlier to occur of (i) a Change of Control, (ii) the first date after the date hereof on which the Company consummates any sale of debt or equity securities and (iii) Stated Maturity. Immediately upon any Asset Sale permitted pursuant to clause (e) of Section 5.8, the Company shall redeem Notes in an aggregate principal amount equal to the Net Proceeds from such Asset Sale, and within two Business Days of the consummation of the Koch I Production Payment, the Company shall redeem Notes in an aggregate principal amount equal to the difference (the "Excess Koch Proceeds") between (i) the Net Proceeds from the Koch I Production
 --------------------
Payment (less the amount of such Net Proceeds that are used to terminate the existing dollar-denominated production payment burdening the properties that are the subject of the Koch I Production Payment) and (ii) $20,000,000; provided, however, that the Company shall cause all Excess Koch Proceeds to be retained in the Collateral Account (as defined in the Senior Secured Indenture) at all times prior the redemption of Notes required in connection with the Koch I Production Payment.

          (c) The redemption price that shall be paid in any redemption of Notes shall be equal to 100% of the principal amount thereof, plus all accrued and unpaid interest through such date.

          5. NOTICE OF REDEMPTION. Notice of redemption pursuant to Section 4(a) hereof shall be delivered at least 7 days but not more than 30 days before a Redemption Date by confirmed facsimile transmission (or other same day confirmed method of delivery) to

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each Holder whose Notes are to be redeemed at such Holder's registered address;
provided, however, that in the event of a redemption required pursuant to clause
(ii) of the first sentence of Section 4(b) hereof or pursuant to the second sentence of such Section 4(b), the Company shall not be required to deliver a Notice of Redemption prior to 2 days before the related Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. If, on or prior to the Redemption Date, the Company deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption and the only right of the Holders of such Notes will be to receive payment of the Redemption Price, unless the Company defaults in paying the redemption price.

          6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form, without coupons, in the principal amount of $100,000 or integral multiples of $50,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Agreement. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          8. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Agreement and the Notes may be amended or supplemented and any existing Default under, or compliance with any provision of, the Agreement may be waived with the written consent of the Holders of at least a majority in aggregate Principal amount of the outstanding Notes.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of the Agreement (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of the Agreement.

          9. DEFAULTS AND REMEDIES. An Event of Default is, in general: default in the payment of the Principal of any Note; default in the payment of interest on any Note for a period of 5 days; failure by the Company for 30 days after notice to it to comply with provisions of the Agreement or the Notes or, in the case of the failure to comply with certain specified covenants, for either five Business Days after such notice or without such notice; if any of the representations or warranties of the Company made in or in connection with the Agreement (including those representations and warranties incorporated by reference therein) are untrue in any respect, the result of which could reasonably be expected to have a Material Adverse Effect; if any of the representations or warranties of the Guarantor made in or in connection with the Guaranty Agreement (including those representations and warranties incorporated by reference therein) are untrue in any respect, the result of which could reasonably be expected to have a Material Adverse Effect; certain defaults under and/or acceleration prior to maturity of certain other indebtedness of the Company or the Guarantor; certain final judgments which remain undischarged after notice; certain events of bankruptcy or insolvency; failure by the Company to comply with any of the agreements, covenants, or provisions of any other agreement between the Company and the Purchaser or an event of default occurs under any agreement between the Guarantor and the Purchaser; if any of the Guaranty Agreement, the Guaranty (as defined in the Guaranty Agreement) or either of the Pledge Agreements shall for any reason cease to be in full force and effect or shall cease to give the Holders the liens, rights, powers and privileges purported to be created thereby, including, without limitation, a perfected security interest in the TEC Collateral (as defined in each of the Pledge Agreements) in accordance with the terms thereof. If an Event of Default occurs and is continuing, the Holders of at least a majority in aggregate Principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. In the event of an acceleration of the Notes upon an Event of Default, the Holders shall be entitled to receive, in addition to any other payments to which they may be entitled, a premium equal to the premium that would be payable upon redemption of the Notes in accordance with the terms thereof and hereof. The Company is obligated to furnish a monthly compliance certificate to the Holders.

          10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          11. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Agreement. Requests may be made to TransTexas Gas Corporation, 1300 East North Belt, Suite 310, Houston, Texas 77032, Attention:
Ed Donahue.

                         TRANSTEXAS GAS CORPORATION



Date: May 10, 1996       By:
                            -------------------------------------------
                             Authorized Signatory

                                ASSIGNMENT FORM


          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to ________________________________________________________

______________________________________________________________________________
                 (Insert assignee's Soc. Sec. or tax I.D. no.)

______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

______________________________________________________________________________

and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________________

Date: _______________________________

                    Your Signature:_______________________________________
                                      (Sign exactly as your name appears
                                          on the face of this Note)


Signature Guarantee

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                                                                         ANNEX B
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                                                                         ANNEX C
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                                                                         ANNEX D
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